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                                                                    EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Banyan Systems Incorporated on Form S-8 of our reports dated January 27, 1998, except as to the information presented in Note Q for which the date is March 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Banyan Systems Incorporated as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included or incorporated by reference in the Annual Report on Form 10-K of Banyan Systems Incorporated for the year ended December 31, 1997.



                                    /s/ Coopers & Lybrand L.L.P.
                                    -----------------------------------


                                    COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 27, 1998